Exhibit 10.1

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

RESTRICTED STOCK UNIT AWARD NOTICE

2012 OMNIBUS INCENTIVE PLAN

(Time-Based and Performance-Based)

M/A-COM Technology Solutions Holdings, Inc. (the “Company”) has granted to you a Restricted Stock Unit Award (the “Award”). The Award is subject to all the terms and conditions set forth in this Restricted Stock Unit Award Notice (the “Award Notice”), the Restricted Stock Unit Award Agreement and the Company’s 2012 Omnibus Incentive Plan (the “Plan”), which are either attached hereto or have been made available to you via the Company intranet at http://macomtech/finance/stock/restricted, and which are hereby incorporated into the Award Notice in their entirety.

Participant:

Grant Date:

Vesting Commencement Date:	, 20

Number of Time-Based Restricted Stock Units:

Target Number of Performance-Based Restricted Stock Units:

Vesting Schedule for Time-Based Restricted Stock Units: The Time-Based Restricted Stock Units will vest with respect to the number of Units on the Vesting Dates indicated below:

Vesting Date	Number of Restricted Stock Units Vesting

Vesting Schedule for Performance-Based Restricted Stock Units: The number of Performance-Based Restricted Stock Units that become earned and vested (if any) will be determined in accordance with the performance measures, targets and methodology set forth in Exhibit A attached hereto.

Additional Terms/Acknowledgement: You acknowledge receipt of, and understand and agree to, the Award Notice, the Restricted Stock Unit Award Agreement and the Plan. You further acknowledge that as of the Grant Date, the Award Notice, the Restricted Stock Unit Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on the subject.

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.	PARTICIPANT

By:	Name:
Its:	Taxpayer ID:
Additional Documents:	Address:
1. Restricted Stock Unit Award Agreement
2. 2012 Omnibus Incentive Plan
3. Plan Summary

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

2012 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to your Restricted Stock Unit Award Notice (the “Award Notice”) and this Restricted Stock Unit Award Agreement (this “Agreement”), M/A-COM Technology Solutions Holdings, Inc. (the “Company”) has granted you a Restricted Stock Unit Award (the “Award”) under its 2012 Omnibus Incentive Plan (the “Plan”) for the number of Time-Based Restricted Stock Units and the target number of Performance-Based Restricted Stock Units indicated in your Award Notice. Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of the Award are as follows:

1.	Vesting and Settlement

The Award will vest and become payable according to the vesting schedule set forth in the Award Notice and Exhibit A thereto, as applicable (the “Vesting Schedule”). One share of the Company’s Common Stock will be issuable for each Restricted Stock Unit that vests and becomes payable. Restricted Stock Units that have vested and are no longer subject to forfeiture according to the Vesting Schedule are referred to herein as “Vested Units.” Restricted Stock Units that have not vested and remain subject to forfeiture under the Vesting Schedule are referred to herein as “Unvested Units.” The Unvested Units will vest (and to the extent so vested cease to be Unvested Units remaining subject to forfeiture) and become payable in accordance with the Vesting Schedule (the Unvested and Vested Units are collectively referred to herein as the “Units”). As soon as practicable, but in any event within 30 days, after Unvested Units become Vested Units, the Company will settle the Vested Units by issuing to you one share of the Company’s Common Stock for each Vested Unit. The Award will terminate and the Units will be subject to forfeiture upon your Termination of Service as set forth in Section 2.

2.	Termination of Award upon Termination of Service

Unless the Plan Administrator determines otherwise prior to your Termination of Service, upon your Termination of Service any portion of the Award that has not vested as provided in Section 1 will immediately terminate and all Unvested Units shall immediately be forfeited without payment of any further consideration to you.

3.	Securities Law Compliance

3.1 You represent and warrant that you (a) have been furnished with a copy of the Plan and all information which you deem necessary to evaluate the merits and risks of receipt of the Award, (b) have had the opportunity to ask questions and receive answers concerning the information received about the Award and the Company, and (c) have been given the opportunity to obtain any additional information you deem necessary to verify the accuracy of any information obtained concerning the Award and the Company.

3.2 You hereby agree that you will in no event sell or distribute all or any part of the shares of the Company’s Common Stock that you receive pursuant to settlement of this Award (the “Shares”) unless (a) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Shares or (b) the

Company receives an opinion of your legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration. You understand that the Company has no obligation to you to maintain any registration of the Shares with the SEC and has not represented to you that it will so maintain registration of the Shares.

3.3 You confirm that you have been advised, prior to your receipt of the Shares, that neither the offering of the Shares nor any offering materials have been reviewed by any administrator under the Securities Act or any other applicable securities act (the “Acts”) and that the Shares cannot be resold unless they are registered under the Acts or unless an exemption from such registration is available.

3.4 You hereby agree to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys’ fees or legal expenses, incurred by the Company as a result of any breach by you of, or any inaccuracy in, any representation, warranty or statement made by you in this Agreement or the breach by you of any terms or conditions of this Agreement.

4.	Transfer Restrictions

Units shall not be sold, transferred, assigned, encumbered, pledged or otherwise disposed of, whether voluntarily or by operation of law.

5.	No Rights as Stockholder

You shall not have voting or other rights as a stockholder of the Common Stock with respect to the Units.

6.	Independent Tax Advice

You acknowledge that determining the actual tax consequences to you of receiving or disposing of the Units and Shares may be complicated. These tax consequences will depend, in part, on your specific situation and may also depend on the resolution of currently uncertain tax law and other variables not within the control of the Company. You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you of receiving the Units and receiving or disposing of the Shares. Prior to executing this Agreement, you either have consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the receipt of the Units and the receipt or disposition of the Shares in light of your specific situation or you have had the opportunity to consult with such a tax advisor but chose not to do so.

7.	Withholding

You are ultimately responsible for all taxes arising in connection with this Award (e.g., at vesting and/or upon receipt of the Shares), including any domestic or foreign tax withholding obligation required by law, whether national, federal, state or local, including FICA or any other social tax obligation (the “Tax Withholding Obligation”), regardless of any action the Company or any Related Company takes with respect to any such Tax Withholding Obligation that arises in connection with this Award. As a condition to the issuance of Shares pursuant to this Award, you agree to make arrangements satisfactory to the Company for the payment of the Tax Withholding Obligation that arises upon receipt of the Shares or otherwise. The Company may refuse to issue any Shares to you until you satisfy the Tax Withholding Obligation. The Company may withhold from the shares otherwise payable to you with respect to your Vested Units the number of whole shares of the Company’s common stock required to satisfy the minimum applicable Tax Withholding Obligation, the number to be determined by the Company based on the Fair Market Value of the Company’s Common Stock on the date the Company is required to withhold. The Company may require you to satisfy your Tax Withholding Obligation by instructing and authorizing the Company and the brokerage firm determined acceptable to the Company for such purpose to sell on your behalf a whole number of Shares from those Shares issuable to you in payment of Vested Units as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the Tax Withholding Obligation. Notwithstanding the forgoing, to the maximum extent permitted by law, you hereby grant the Company and any Related Company the right to deduct without notice from salary or other amounts payable to you, an amount sufficient to satisfy the Tax Withholding Obligation.

8.	General Provisions

8.1 Assignment. The Company may assign its forfeiture rights at any time, whether or not such rights are then exercisable, to any person or entity selected by the Company’s Board of Directors.

8.2 No Waiver. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

8.3 Undertaking. You hereby agree to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either you or the Units pursuant to the express provisions of this Agreement.

8.4 Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

8.5 No Employment or Service Contract. Nothing in this Agreement will affect in any manner whatsoever the right or power of the Company, or a Related Company, to terminate your employment or services on behalf of the Company, for any reason, with or without Cause.

8.6 Relationship Between The Plan And Your Employment. Awards made under the Plan and any profits or gains made as a result of such Awards are not pensionable under any pension arrangements of the Company or any Related Company. Participation in this Award is a matter entirely separate from any pension right or entitlement which you may have, and from your terms and conditions of employment. Participation in the Award shall in no respects whatever affect in any way your pension rights (if any), entitlements or terms or conditions of employment, and in particular (but without limiting the generality of the foregoing words) neither the provisions of the Award Notice, the Plan nor this Agreement shall form part of any contract of employment between you and the Company and/or any Related Company, nor shall it be taken into account for the purpose of calculating any redundancy or unfair dismissal payment or wrongful dismissal payment, nor shall it confer on you any legal or equitable rights whatsoever against the Company or any Related Company.

Participation in the Plan does not impose upon the Company, any Related Company, the Committee or any of their representatives, agents and employees any liability whatsoever (whether in contract, tort, or otherwise howsoever) in connection with:

(a) the loss of your Award(s) under the Plan;

(b) the loss of your eligibility to be granted Award(s) under the Plan; and/or

(c) the manner in which any power or discretion under the Plan is exercised or the failure or refusal of any person to exercise any power or discretion under the Plan.

8.7 Data Protection. By accepting this Award, you hereby consent to personal information obtained in relation to the Plan, the Award Notice and this Agreement being handled by the Company, Related Companies and their delegates, agents or affiliates in accordance with applicable law. Information in relation to you will be held, used, disclosed and processed for the purposes of: (a) managing and administering the Awards you hold under the Plan; (b) complying with any applicable audit, legal or regulatory obligations including, without limitation, legal obligations under company law and anti-money laundering legislation; (c) disclosure and transfer whether in your country of residence or elsewhere (including companies situated in countries which may not have the same data protection laws as your country of residence) to third parties including regulatory bodies, auditors and any of their respective related, associated or affiliated companies for the purposes specified above; (d) or for other legitimate business interests of the Company and Related Companies.

EXHIBIT A

(For Performance-Based Restricted Stock Units Granted on             , 20__)

This Exhibit A is applicable to the Performance-Based Restricted Stock Units (“PRSUs”) granted by M/A-COM Technology Solutions Holdings, Inc. under the 2012 Omnibus Incentive Plan. Capitalized terms not explicitly defined in in this Exhibit A but defined in the Restricted Stock Unit Award Agreement to which this Exhibit A relates shall have the same definitions as set forth therein.

The number of PRSUs that become earned and vested (if any) will be determined in accordance with the performance measures, targets and methodology set forth herein.